Exhibit 99.1

USA Technologies, Inc. Provides Update on Form 10–K Filing

MALVERN, Pa., October 1, 2018  -- USA Technologies, Inc. (NASDAQ: USAT) (the “Company”), a premier digital payment, consumer engagement and logistics service provider for the self-service retail market, today provided an update on the work underway to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “Annual Report”).

As announced on September 11, 2018 and reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission on September 13, 2018, the Company was unable to file its Form 10-K within the prescribed time period due to an internal investigation being conducted by the Audit Committee of the Company’s Board of Directors into certain of the Company’s contractual arrangements, including the accounting treatment, financial reporting and internal controls related to such arrangements.

The investigation remains ongoing and, as such, the Company was not in a position to file the Annual Report within the 15 calendar day extension provided by the 12b-25 filing. The Audit Committee is working closely with its independent advisors to complete its investigation in as timely a manner as possible.

Additionally, on September 28, 2018, the Company entered into a consent letter (the “Consent Agreement”), with JPMorgan Chase Bank, N.A. (the “Lender”), relating to the Company’s Credit Agreement by and among the Company, the Lender, and certain other parties. The Consent Agreement, among other things, extends the time period for delivery to the Lender of the Company’s audited financial statements for the fiscal year ended June 30, 2018, and the related compliance certificate, until November 15, 2018.

About USA Technologies, Inc.
USA Technologies, Inc. is a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market. The company also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile® for customers on the go, ePort® Interactive, and QuickConnect, an API Web service for developers. Through its recent acquisition of Cantaloupe Systems, Inc. ("Cantaloupe"), the company also offers logistics, dynamic route scheduling, automated pre-kitting, responsive merchandising, inventory management, warehouse and accounting management solutions. Cantaloupe is a premier provider of cloud and mobile solutions for vending, micro markets, and office coffee services.

Forward-looking Statements:

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, uncertainty as to the scope, timing  and ultimate findings of the internal  investigation; the costs and expenses relating thereto; the impact of the internal investigation on the Company, its management and operations, including potential  financial impact on the Company; the risk of potential litigation or regulatory action arising from the internal investigation and its findings or from the failure to timely file the Annual Report; the timing of the review by, and the conclusions of, the Company’s independent auditor regarding the investigation and its impact on the financial statements; possible default by the Company under its credit facility; the potential identification of control deficiencies, including potential material weaknesses in internal control over financial reporting and the impact of the same; potential reputational damage that the Company may suffer as a result of the matters under investigation; and the impact of the pendency of the investigation on the value of the Company’s common and preferred stock. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

MEDIA CONTACT:
Media:
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Tim Lynch / Meaghan Repko
212-355-4449
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Investors:
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Monica Gould, +1 212-871-3927
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